                                                                    EXHIBIT 4(e)

     INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of December 1, 2000, among ARMSTRONG WORLD INDUSTRIES, INC., a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania, having its principal office at 2500 Columbia Avenue, Lancaster, Pennsylvania 17603 (the "Company"), THE CHASE MANHATTAN BANK (successor-in-interest to Mellon Bank, N.A.), a corporation duly organized and existing under the laws of the State of New York, having its corporate trust office at One Oxford Centre, 301 Grant Street, Suite 1100, Pittsburgh, Pennsylvania 15219 (the "Resigning Trustee"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national association duly organized and existing under the laws of the United States, having its principal corporate trust office at Sixth and Marquette, Minneapolis, Minnesota 55479-0069 (the "Successor Trustee").

                                    RECITALS
                                    --------

     There are presently outstanding under an Indenture, dated as of August 6, 1996 (the "Indenture"), between the Company and the Resigning Trustee: (i) $200,000,000 in aggregate principal amount of the Company's 6.35% Senior Notes due 2003 (the "6.35% Notes"), pursuant to Board Resolutions dated August 6, 1998 and as set forth in an Officers' Certificate dated August 11, 1998; (ii) $150,000,000 in aggregate principal amount of the Company's 6 1/2% Senior Notes due 2005 (the "6 1/2% Notes"), pursuant to Board Resolutions dated August 6, 1998 and as set forth in an Officers' Certificate dated August 11, 1998; and
(iii) $180,000,000 in aggregate principal amount of the Company's 7.45% Senior Quarterly Interest Bonds due 2038 (the "QUIBS" and, together with the 6.35% Notes and the 6 1/2% Notes, the "Securities"), pursuant to Board Resolutions dated October 21, 1998 and as set forth in an Officers' Certificate dated October 28, 1998.

     The Resigning Trustee wishes to resign as Trustee, Security Registrar, and the office or agency where the Securities may be presented or surrendered for payment, where the Securities may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Securities and the Indenture may be served ("Paying Agent") with respect to all the Securities under the Indenture; the Company wishes to appoint the Successor Trustee to succeed the Resigning Trustee as Trustee, Security Registrar and Paying Agent with respect to all the Securities under the Indenture; and the Successor Trustee wishes to accept appointment as Trustee, Security Registrar and Paying Agent with respect to all the Securities under the Indenture.

     NOW, THEREFORE, in consideration of the mutual covenants and promises herein, the receipt and sufficiency of which is hereby acknowledged, the Company, the Resigning Trustee and the Successor Trustee agree as follows:

                                   ARTICLE ONE
                              THE RESIGNING TRUSTEE

     Section 101. Pursuant to Section 6.10 of the Indenture, the Resigning
     -----------
Trustee hereby notifies the Company that the Resigning Trustee is hereby resigning as Trustee with respect to all the Securities under the Indenture.

     Section 102. The Resigning Trustee hereby represents and warrants to the
     -----------
Successor Trustee that:

          (a) No covenant or condition contained in the Indenture has been waived by the Resigning Trustee.

          (b) There is no action, suit or proceeding pending or, to the best of the knowledge of the responsible officers of the Resigning Trustee assigned to its corporate trust department, threatened against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee as Trustee under the Indenture.

          (c) Interest on the 6.35% Notes and the 6 1/2% Notes has been paid through August 15, 2000. Interest on the QUIBS has been paid through October 15, 2000.

          (d) To the best of the knowledge of the responsible officers of the Resigning Trustee assigned to its corporate trust department:

          (i) no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing under the Indenture;

          (ii) no covenant or condition contained in the Indenture has been waived by the Holders of the percentage in aggregate principal amount of the Securities required by the Indenture to effect any such waiver;

          (iii) the Indenture has not been amended or modified and is in full force and effect; and

          (iv) there is no action, suit or proceeding pending or threatened against the Company before any court or any governmental authority arising out of any action or omission by the Company under the Indenture.

     Section 103. The Resigning Trustee hereby assigns, transfers, delivers and
     -----------
confirms to the Successor Trustee all right, title and interest of the Resigning Trustee in and to the trust under the Indenture and all the rights, powers, trusts and duties of the Trustee with respect to all the Securities under the Indenture. The Resigning Trustee shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, powers, trusts and duties hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

     Section 104. The Resigning Trustee hereby resigns as Security Registrar and
     -----------
Paying Agent with respect to all the Securities under the Indenture.

     Section 105. The Resigning Trustee agrees to indemnify the Successor
     -----------
Trustee and save the Successor Trustee harmless from and against any and all costs, claims, liabilities, losses or damages whatsoever (including the reasonable fees, expenses and disbursements of the Successor Trustee's counsel and other advisors), that the Successor Trustee suffers or incurs without negligence or bad faith on its part arising solely out of actions or omissions of the Resigning Trustee. The Successor Trustee will furnish to the Resigning Trustee, promptly after receipt, all papers with respect to any action the outcome of which would make operative the indemnity provided for in this

Section. The Successor Trustee shall notify the Resigning Trustee promptly in writing (and, in any event, within no later than the fifth Business Day) of any claim for which it may seek indemnity. The Resigning Trustee shall have the option to defend the claim and the Successor Trustee shall cooperate fully in the defense. If the Resigning Trustee shall assume the defense, then the Resigning Trustee shall not pay for separate counsel of the Successor Trustee. The Resigning Trustee shall not be obligated to pay for any settlement made without its consent.

                                   ARTICLE TWO
                                   THE COMPANY

     Section 201. The Company hereby certifies that annexed hereto marked
     -----------
Exhibit A is a copy of Board Resolutions duly adopted by the Board of Directors
---------
of the Company, and in full force and effect on the date hereof, authorizing certain officers of the Company to: (a) accept the Resigning Trustee's resignation as Trustee, Security Registrar and Paying Agent with respect to all the Securities under the Indenture; (b) appoint the Successor Trustee as Trustee, Security Registrar and Paying Agent with respect to all the Securities under the Indenture; and (c) execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of the Successor Trustee as Trustee, Registrar and Paying Agent with respect to all the Securities under the Indenture.

     Section 202. The Company hereby appoints the Successor Trustee as Trustee
     -----------
with respect to all the Securities under the Indenture and confirms to the Successor Trustee all the rights, powers, trusts and duties of the Trustee with respect to all the Securities under the Indenture. Pursuant to Section 6.11 of the Indenture, upon the request of the Successor Trustee the Company shall execute and deliver such further instruments as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, powers, trusts and duties hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

     Section 203. The Company hereby appoints the Successor Trustee as Security
     -----------
Registrar with respect to all the Securities pursuant to Section 3.5 of the Indenture and as Paying Agent with respect to all the Securities pursuant to
Section 10.2 of the Indenture.

                                  ARTICLE THREE
                              THE SUCCESSOR TRUSTEE

     Section 301. The Successor Trustee hereby represents and warrants to the
     -----------
Resigning Trustee and to the Company that the Successor Trustee is qualified and eligible under the provisions of Section 6.9 of the Indenture to act as Trustee with respect to all the Securities under the Indenture.

     Section 302. The Successor Trustee hereby accepts its appointment as
     -----------
Trustee with respect to all the Securities under the Indenture and shall hereby be vested with all the rights, powers, trusts and duties of the Trustee with respect to all the Securities under the Indenture.

     Section 303. The Successor Trustee hereby accepts its appointment as
     -----------
Security Registrar and Paying Agent with respect to all the Securities under the Indenture.

     Section 304. Promptly after the execution and delivery of this Instrument,
     -----------
the Successor Trustee, on behalf of the Company, shall cause a notice, forms of which are annexed hereto marked Exhibits B, C and D, to be sent to each Holder
                                -------------------
of the Securities pursuant to Section 6.10 of the Indenture.

                                  ARTICLE FOUR
                                  MISCELLANEOUS

     Section 401. Except as otherwise expressly provided or unless the context
     -----------
otherwise requires, all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Section 402. This Instrument and the resignation, appointment and
     -----------
acceptance effected hereby shall be effective as of the close of business on the date first above written, upon the execution and delivery hereof by each of the parties hereto.

     Section 403. Notwithstanding the resignation of the Resigning Trustee
     -----------
effected hereby, the Company shall remain obligated under Section 6.7 of the Indenture to compensate, reimburse and indemnify the Resigning Trustee in connection with its prior trusteeship under the Indenture.

     Section 404. This Instrument shall be governed by and construed in
     -----------
accordance with the laws of the jurisdiction which govern the Indenture and its construction.

     Section 405. This Instrument may be executed in any number of counterparts
     -----------
each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Instrument of Resignation, Appointment and Acceptance to be duly executed as of the day and year first above written.

                               ARMSTRONG WORLD INDUSTRIES, INC.


                               By
                                 -----------------------------------
                                 Name:
                                 Title:


                               THE CHASE MANHATTAN BANK, as Resigning Trustee


                               By
                                 -----------------------------------
                                 Name:    James R. Lewis
                                 Title:   Vice President


                               WELLS FARGO BANK MINNESOTA,
                               NATIONAL ASSOCIATION, as Successor Trustee


                               By
                                 -----------------------------------
                                 Name:    Gavin Wilkinson
                                 Title:   Vice President

                                    EXHIBIT A
                                    ---------

                                BOARD RESOLUTIONS
                                -----------------

     The following is a true copy of resolutions duly adopted on November _____, 2000, by the Board of Directors of Armstrong World Industries, Inc.:

     "RESOLVED, that the Corporation appoint Wells Fargo Bank Minnesota, National Association as successor Trustee ("Successor Trustee"), Security Registrar, and the office or agency where the Securities (as defined below) may be presented or surrendered for payment, where the Securities may be surrendered for conversion and where notices and demands to or upon the Corporation in respect of the Securities and the Indenture (as defined below) may be served ("Paying Agent") under the Indenture, dated as of August 6, 1996 (the "Indenture"), by and between the Corporation and The Chase Manhattan Bank ("Resigning Trustee"), as Trustee, pursuant to which the Corporation issued: (i) $200,000,000 in aggregate principal amount of the Corporation's 6.35% Senior Notes due 2003 (the "6.35% Notes"); (ii) $150,000,000 in aggregate principal amount of the Corporation's 6 1/2% Senior Notes due 2005 (the "6 1/2% Notes"); and (iii) $180,000,000 in aggregate principal amount of the Corporation's 7.45% Senior Quarterly Interest Bonds due 2038 (the "QUIBS" and, together with the 6.35% Notes and the 6 1/2% Notes, the "Securities"); and it is further

     RESOLVED, that the Chairman of the Board, the President, any Executive Vice President, Vice President, the Treasurer or any Assistant Treasurer of the Corporation be, and each of them hereby is, authorized, empowered and directed to execute and deliver in the name and on behalf of the Corporation an instrument or instruments appointing Successor Trustee as the successor Trustee, Security Registrar and Paying Agent; and it is further

     RESOLVED, that the proper officers of the Corporation are hereby authorized, empowered and directed to do or cause to be done all such acts or things, and to execute and deliver, or cause to be executed or delivered, any and all such agreements, amendments, instruments, certificates, documents or papers (including, without limitation, any and all notices and certificates required to be given or made on behalf of the Corporation to Successor Trustee or to Resigning Trustee) under the terms of any of the executed instruments in connection with the appointment of Successor Trustee, in the name and on behalf of the Corporation as any of such officers, in his/her discretion, may deem necessary or advisable to effectuate or carry out the purposes and intent of the foregoing resolutions and to exercise any of the Corporation's obligations under the instruments and agreements executed on behalf of the Corporation in connection with the appointment of Successor Trustee."

                                    EXHIBIT B
                                    ---------

Notice to Holders of Armstrong World Industries, Inc.'s 6.35% Senior Notes due 2003 (the "Notes"):

     We hereby notify you of the resignation of The Chase Manhattan Bank (successor-in-interest to Mellon Bank, N.A.) as Trustee under the Indenture, dated as of August 6, 1996, pursuant to which your Notes were issued and are outstanding.

     Armstrong World Industries, Inc. has appointed Wells Fargo Bank Minnesota, National Association, whose Corporate Trust Office is located at Sixth and Marquette, Minneapolis, Minnesota 55479-0069, as successor Trustee under the Indenture, which appointment has been accepted and has become effective as of December 1, 2000.



                                              WELLS FARGO BANK MINNESOTA,
                                              NATIONAL ASSOCIATION


Date:  ___________________, 2000

                                    EXHIBIT C
                                    ---------

Notice to Holders of Armstrong World Industries, Inc.'s 6 1/2% Senior Notes due 2005 (the "Notes"):

     We hereby notify you of the resignation of The Chase Manhattan Bank (successor-in-interest to Mellon Bank, N.A.) as Trustee under the Indenture, dated as of August 6, 1996, pursuant to which your Notes were issued and are outstanding.

     Armstrong World Industries, Inc. has appointed Wells Fargo Bank Minnesota, National Association, whose Corporate Trust Office is located at Sixth and Marquette, Minneapolis, Minnesota 55479-0069, as successor Trustee under the Indenture, which appointment has been accepted and has become effective as of December 1, 2000.



                                              WELLS FARGO BANK MINNESOTA,
                                              NATIONAL ASSOCIATION


Date:  ___________________, 2000

                                    EXHIBIT D
                                    ---------

Notice to Holders of Armstrong World Industries, Inc.'s 7.45% Senior Quarterly Interest Bonds due 2038 (the "Bonds"):

     We hereby notify you of the resignation of The Chase Manhattan Bank (successor-in-interest to Mellon Bank, N.A.) as Trustee under the Indenture, dated as of August 6, 1996, pursuant to which your Bonds were issued and are outstanding.

     Armstrong World Industries, Inc. has appointed Wells Fargo Bank Minnesota, National Association, whose Corporate Trust Office is located at Sixth and Marquette, Minneapolis, Minnesota 55479-0069, as successor Trustee under the Indenture, which appointment has been accepted and has become effective as of December 1, 2000.



                                              WELLS FARGO BANK MINNESOTA,
                                              NATIONAL ASSOCIATION


Date:  ___________________, 2000